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                                                                    Exhibit 10.9
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                         AMENDMENT TO FUNDING AGREEMENT


     AMENDMENT TO FUNDING AGREEMENT, entered into as of the 31st day of October, 1996, among Prodigy, Inc., a Delaware corporation ("Prodigy"), Carso Global Telecom S.A. de C.V. ("Carso Global"), and Greg C. Carr ("Mr. Carr").

     WHEREAS, International Wireless Incorporated ("International Wireless"), Grupo Carso, S.A. de C.V. ("Grupo Carso"), and Mr. Carr entered into that certain Funding Agreement dated as of May 12, 1996 (the "Funding Agreement");

     WHEREAS, in June 1996, International Wireless became an indirect wholly-owned subsidiary of Prodigy and Prodigy has assumed all of the rights and obligations of International Wireless under the Funding Agreement;

     WHEREAS, in June 1996, Carso Global was spun-off from Grupo Carso and Carso Global has assumed all of the rights and obligations of Grupo Carso under the Funding Agreement; and

     WHEREAS, Prodigy, Carso Global and Mr. Carr wish to make certain modifications to the Funding Agreement, as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, Prodigy, Carso Global and Mr. Carr hereby agree as follows:

     1.   Stock Put.
          ---------

          1.1  Reduction in Exercise Price.  The exercise price of the Stock Put
               ---------------------------
established pursuant to Section 5 of the Funding Agreement is hereby reduced from $6.00 per share to $3.00 per share (subject to appropriate adjustments for any stock splits, stock dividends or like events occurring after the date hereof). Prodigy, Carso Global and Mr. Carr hereby agree that the stock puts exercisable for $6.00 per share are cancelled and replaced by the stock puts exercisable for $3.00 per share as described in the preceding sentence.

          1.2  Reduction in Amount.  The reduction in the amount of the stock
               -------------------
put pursuant to Section 5.1 of the Funding Agreement shall be applied only to Carso Global until such time as its stock put is reduced from $125,000,000 to $12,500,000, after which any reduction in the stock put is applied equally to Carso Global and Mr. Carr.

     2.   Warrants.  The Warrant granted to Mr. Carr pursuant to Section 6 of
          --------
the Funding Agreement to purchase 1,000,000 shares of Common Stock for $9.00 per share is hereby cancelled. The Warrant granted to Carso Global pursuant to
Section 6 of the Funding Agreement to purchase 2,000,000 shares of Common Stock for $9.00 per share is hereby amended to (i) cancel 1,000,000 shares subject to such Warrant and (ii) reduce the exercise price from $9.00 per share to $7.00 per share with respect to the remaining 1,000,000 shares.

     3.   Private Placement.  Section 4 of the Funding Agreement is hereby
          -----------------
deleted. Carso Global hereby agrees to invest $3,500,000, and Mr. Carr hereby agrees to invest $3,500,000, in Prodigy's private placement of Common Stock at a price of $7.00 per share (the "Private Placement"). All shares sold to Carso Global and Mr. Carr in the Private Placement shall be sold on the same terms as shares are sold to other purchasers in the Private Placement.

     4.   Stock Pledges to Secure Bank Debt.
          ---------------------------------

          4.1  Existing Arrangements.  In June 1996, Banco Inbursa ("Banco
               ---------------------
Inbursa") agreed to provide International Wireless with a $50,000,000 revolving line of credit expiring on June 13, 1997
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(the "Banco Inbursa Revolver"). Pursuant to that certain Pledge and Escrow
Agreement (the "Pledge Agreement") dated as of June 14, 1996 among Mr. Carr, Orient Star Holdings, a wholly-owned subsidiary of Carso Global ("Orient Star"), Banco Inbursa and State Street Bank and Trust Company ("State Street"), Orient Star and Mr. Carr have pledged 10,000,000 shares and 7,000,000 shares, respectively, of Common Stock of Prodigy to secure the repayment of advances under the Banco Inbursa Revolver.

          4.2  Modifications.  Carso Global and Mr. Carr hereby agree as
               -------------
follows:

               (a) Prodigy has the objective of obtaining a new line of credit from a U.S. bank or other debt financing to replace the Banco Inbursa Revolver. If Prodigy obtains a new line of credit from a U.S. bank or other debt financing to replace the Banco Inbursa Revolver, Mr. Carr hereby agrees, until June 13, 1998, to make available for pledge 10,000,000 shares of Prodigy Common Stock to secure such debt.

               (b) Prodigy hereby assumes all of the rights and obligations of International Wireless under the Banco Inbursa Revolver.

               (c) Prodigy, Carso Global and Mr. Carr will take such actions, and execute and deliver such documents, as may be necessary or appropriate to implement this Section 4.2.

     5.   Ratification.  Prodigy's assumption of all of the rights and
          ------------
obligations of International Wireless under the Funding Agreement is hereby ratified and confirmed. Carso Global's assumption of all of the rights and obligations of Grupo Carso under the Funding Agreement is hereby ratified and confirmed. Except as modified hereby, the Funding Agreement is hereby ratified and confirmed in all respects.

     6.   Obligations Several.  The obligations of Carso Global and Mr. Carr
          -------------------
hereunder shall be several and not joint and the failure of Carso Global or Mr. Carr to perform its or his obligations hereunder shall not relieve the other from its or his obligations hereunder.

     7.   Entire Agreement.  This Amendment represents the entire understanding
          ----------------
and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may further amend or modify the Funding Agreement by a written instrument executed by all parties.

     8.   Severability.  Any provision of this Amendment which is invalid,
          ------------
illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Amendment invalid, illegal or unenforceable in any other jurisdiction.

     9.   Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the State of Delaware in the United States and all parties hereby consent to the jurisdiction of the courts thereof.

     10.  Counterparts.  This Amendment may be executed in one or more
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counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

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     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of and on the date first above written.


                                         PRODIGY, INC.



                                         By: /s/
                                            ---------------------------------
                                            Paul W. DeLacey, President/CEO

                                         CARSO GLOBAL TELECOM S.A. DE C.V.



                                         By: /s/
                                             --------------------------------

                                         Title:______________________________

                                         GREG C. CARR


                                         /s/
                                         ------------------------------------
                                         Greg C. Carr

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